UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

UNITED CONTINENTAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 W. Wacker Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)

(312) 997-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 1, 2010, Continental Airlines, Inc. (“Continental”) became a wholly-owned subsidiary of United Continental Holdings, Inc. (formerly UAL Corporation and referred to herein as “UAL”), as a result of a merger of JT Merger Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of UAL, with and into Continental (the “Merger”). In connection with the Merger, UAL changed its name from UAL Corporation to United Continental Holdings, Inc. to reflect that both United Air Lines, Inc. (“United”) and Continental are its wholly-owned subsidiaries. The Merger was effected pursuant to an Agreement and Plan of Merger dated as of May 2, 2010, entered into by and among UAL, Continental and Merger Sub (the “Merger Agreement”).

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2010, concurrent with the completion of the Merger, UAL and Continental entered into:

•

the first supplemental indenture with The Bank of New York Mellon Trust Company, N.A., as trustee (the “5% Convertible Notes First Supplemental Indenture”), to the indenture governing Continental’s 5% Convertible Notes due 2023 (the “5% Convertible Notes”);

•

the first supplemental indenture with Wilmington Trust Company, as trustee (the “6% Convertible Debentures First Supplemental Indenture”), to the indenture governing Continental’s 6% Convertible Junior Subordinated Debentures due 2030 (the “6% Convertible Debentures”); and

•

the fourth supplemental indenture with The Bank of New York Mellon Trust Company, N.A., as trustee (the “4.5% Convertible Notes Fourth Supplemental Indenture” and, together with the 5% Convertible Notes First Supplemental Indenture and the 6% Convertible Debentures First Supplemental Indenture, the “Supplemental Indentures”), to the indenture governing Continental’s 4.5% Convertible Notes due 2015 (the “4.5% Convertible Notes” and, together with the 5% Convertible Notes and the 6% Convertible Debentures, the “Continental Convertible Securities”).

Pursuant to the Supplemental Indentures, each series of Continental Convertible Securities became convertible into shares of common stock, par value $0.01, of UAL (“UAL Common Stock”), in lieu of Class B common stock, par value $0.01, of Continental (“Continental Common Stock”) as set forth in the applicable Supplemental Indenture. The description of the Supplemental Indentures contained herein does not purport to be complete and is qualified in its entirety by reference to the 5% Convertible Notes First Supplemental Indenture, 6% Convertible Debentures First Supplemental Indenture and the 4.5% Convertible Notes Fourth Supplemental Indenture, which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, hereto and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2010, UAL’s wholly-owned subsidiary, Merger Sub, merged with and into Continental, with Continental continuing as the surviving corporation and as a wholly-owned subsidiary of UAL.

Pursuant to the terms of the Merger Agreement, each outstanding share of Continental Common Stock was converted into and became exchangeable for 1.05 fully paid and nonassessable shares of UAL Common Stock with any fractional shares to be paid in cash. UAL is issuing approximately 148 million shares of UAL Common Stock to former holders of Continental Common Stock. Based on the closing price of $23.66 per share of UAL Common Stock on The NASDAQ Global Select Market (“NASDAQ”) on September 30, 2010, the last trading day before the closing of the Merger, the aggregate value of the consideration paid in connection with the Merger to former holders of Continental Common Stock was approximately $3.5 billion.

Upon the closing of the Merger, Continental became a wholly-owned subsidiary of UAL and the shares of Continental Common Stock, which previously traded under the ticker symbol “CAL” on the New York Stock Exchange (the “NYSE”), ceased trading on, and were delisted from, the NYSE.

As a member of Star Alliance, United has had an extensive commercial relationship with Continental even prior to the Merger, particularly through a codesharing agreement, reciprocal frequent flyer program participation and reciprocal airport lounge access. United is also part of a group of nine carriers, including Continental, that holds antitrust immunity to work closely together to deliver highly competitive international flight schedules, fares and service, as well as antitrust immunity to establish a trans-Atlantic joint venture with United, Lufthansa and Air Canada.

The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to UAL’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2010 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 20, 2010, in anticipation of the completion of the Merger, UAL notified NASDAQ of its intention to voluntarily delist UAL Common Stock from NASDAQ and to transfer the listing of UAL Common Stock to the NYSE beginning on October 1, 2010.

On September 30, 2010, UAL filed a notification of removal from listing on NASDAQ on Form 25 with the Commission to suspend the trading of UAL Common Stock on the NASDAQ as of the commencement of trading on the NYSE on October 1, 2010. UAL Common Stock commenced trading on the NYSE under the ticker symbol “UAL” on October 1, 2010.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Upon consummation of the Merger and pursuant to the Merger Agreement:

•

seven members of the current Board of Directors of Continental (namely, Jeffery A. Smisek, Kirbyjon H. Caldwell, Carolyn Corvi, Henry L. Meyer, III, Oscar Munoz, Laurence E. Simmons and Charles A. Yamarone) were appointed to the Board of Directors of UAL (the “UAL Board”); and

•	four members of the current UAL Board (namely, Richard J. Almeida, Mary K. Bush, Robert D. Krebs and Robert S. Miller) resigned from the UAL Board.

Resignation of Officers

Upon the completion of the Merger, Graham Atkinson, Kathryn A. Mikells and John P. Tague resigned from their positions with UAL and United. Mr. Atkinson had served as Executive Vice President of UAL and President of Mileage Plus, Ms. Mikells had served as Executive Vice President and Chief Financial Officer of UAL and Mr. Tague had served as President of United and Executive Vice President of UAL. In addition, Glenn F. Tilton retired as President and Chief Executive Officer of UAL and assumed the role of non-executive Chairman of the UAL Board.

Thomas J. Sabatino, Jr. will serve as Executive Vice President and General Counsel on an interim basis until December 31, 2010 or such earlier date as his services are no longer required. Accordingly, UAL will not enter into a new employment agreement with Mr. Sabatino in the form that will apply to other executive vice presidents of UAL (as described below). Instead, Mr. Sabatino will receive the payments and benefits set forth in his Management Retention Agreement, dated as of May 2, 2010, as previously disclosed in UAL’s Form S-4 filed August 16, 2010.

The resignations of the above named officers and directors were not a result of any disagreements with UAL on any matter relating to UAL’s operations, policies or practices.

Appointment of Chief Executive Officer, Chief Financial Officer, Chief Operations Officer and Principal Accounting Officer

Following the completion of the Merger, Jeffery A. Smisek became President and Chief Executive Officer of UAL, Zane C. Rowe became Executive Vice President and Chief Financial Officer of UAL, Peter D. McDonald became Executive Vice President - Chief Operations Officer of UAL, and Chris T. Kenny became Vice President, Controller and principal accounting officer of UAL.

Mr. Smisek, age 56, joined Continental in 1995. From January 2010 until the Merger, Mr. Smisek served as Chairman of the Board, President and Chief Executive Officer of Continental. He served as President and Chief Operating Officer from September 2008 through December 2009 and President from December 2004 through September 2008. Mr. Smisek has served as a Director of Continental since December 2004.

Mr. Rowe, age 39, joined Continental in 1993. From August 2008 until the Merger, Mr. Rowe served as Executive Vice President and Chief Financial Officer of Continental. He served as Senior Vice President — Network Strategy from September 2006 through August 2008, Vice President — Network Strategy from August 2005 through September 2006, and Vice President — Financial Planning and Analysis from September 2003 through August 2005.

Mr. McDonald, age 59, joined UAL and United in 1969. From May 2008 until the Merger, Mr. McDonald served as Executive Vice President and Chief Administrative Officer of UAL and United. From May 2004 to May 2008, Mr. McDonald served as Executive Vice President and Chief Operating Officer of UAL and United. From September 2002 to May 2004, Mr. McDonald served as Executive Vice President—Operations of UAL and United.

Mr. Kenny, age 46, joined Continental in 1997. From September 2003 until the Merger, Mr. Kenny served as Vice President and Controller of Continental. He served as Staff Vice President and Controller of Continental from June 1999 through September 2003.

There are no arrangements or understandings between any of Messrs. Smisek, Rowe, McDonald or Kenny and any other person pursuant to which such person was selected as an officer. None of Messrs. Smisek, Rowe, McDonald or Kenny has any family relationship with any director or other executive officer of UAL or any person nominated or chosen by UAL to become a director or executive officer. There are no transactions in which any of Messrs. Smisek, Rowe, McDonald or Kenny has an interest requiring disclosure under Item 404(a) of Regulation S-K, other than, in the case of Messrs. Smisek, Rowe and Kenny, in their role as officers of Continental in connection with the Merger and other transactions between Continental and UAL consistent with the commercial relationship described under Item 2.01 above, which is incorporated herein by reference.

In connection with their appointment, new employment agreements were entered into with each of the officers listed above and certain other executive officers of UAL. These employment agreements are described below.

Employment Agreements with Executive Officers and Principal Accounting Officer

Upon the completion of the Merger, UAL entered into employment agreements with each of its executive officers other than Thomas J. Sabatino, Jr., including Jeffery A. Smisek, Zane C. Rowe, Peter D. McDonald, James E. Compton, UAL’s Executive Vice President and Chief Revenue Officer, Michael P. Bonds, UAL’s Executive Vice President – Human Resources and Labor Relations, and Irene E. Foxhall, UAL’s Executive Vice President – Communications and Government Affairs (the “Executive Officers”). UAL also entered into an employment agreement with its principal accounting officer, Chris T. Kenny. The employment agreements supersede and replace each such executive’s current employment agreement, the current Management Retention Agreement for Mr. McDonald and the current Confidentiality and Non-Competition Agreement for Messrs. Rowe, Compton, and Bonds, Ms. Foxhall and Mr. Kenny. The employment agreements are designed to be consistent with current market practices and to establish a degree of comparability with the programs offered to similarly situated executives of Continental and UAL Corporation prior to the Merger. Prior to the closing of the Merger, the employment agreements were approved by the Continental Human Resources Committee and the UAL Compensation Committee.

Each employment agreement has an initial term of two years, other than Mr. Smisek’s, which has an initial term of three years. Each agreement will renew automatically for additional one-year periods unless notice of non-renewal is provided. Messrs. Smisek, Rowe, McDonald, Compton, and Bonds, Ms. Foxhall, and Mr. Kenny will receive an annual base salary of $975,000, $750,000, $850,000, $750,000, $625,000, $650,000 and $360,000, respectively. The Executive Officers and Mr. Kenny will be eligible to participate in UAL’s annual cash incentive plan. Mr. Smisek’s annual target incentive compensation opportunity will equal 150% of his annual base salary. For 2011, each of Messrs. Rowe’s, McDonald’s, and Compton’s annual target incentive compensation opportunity will equal 135% of his annual base salary. Mr. Bonds’ and Ms. Foxhall’s annual target incentive compensation opportunity for 2011 will equal 125% of his or her annual base salary, and Mr. Kenny’s annual target incentive compensation opportunity for 2011 will equal 80% of his annual base salary. In addition, Mr. Smisek’s agreement provides for the grant in 2011 of a long-term incentive award with a target value of $8.4 million, and a one-time merger integration incentive with a target value of $4 million based on the achievement of integration goals to be set by the UAL Compensation Committee.

The employment agreements provide the Executive Officers and Mr. Kenny certain payments and benefits upon termination of employment. In the event the employment of any of the Executive Officers is terminated by UAL without “cause” or by the Executive Officer for “good reason” (as defined in their respective employment agreements) within the two-year period following the completion of the Merger, such Executive Officer will receive a cash severance payment equal to 2.75 times the sum of his or her annual base salary and target annual incentive compensation opportunity as in effect immediately prior to termination (however, Mr. McDonald’s severance payment will be reduced by $2,634,082), a pro-rata cash payment equal to the portion of his or her annual target incentive compensation opportunity for the year of termination, and, for Messrs. Rowe, McDonald, Compton and Bonds, continued coverage pursuant to UAL’s or an affiliate’s welfare benefit plans for 33 months. In the event such termination occurs after the second anniversary of the completion of the Merger, the cash severance payment will be equal to 2 times the sum of his or her annual base salary and annual target incentive compensation opportunity as in effect immediately prior to termination, the continued welfare plan coverage for Messrs. Rowe, McDonald, Compton and Bonds will be provided for 24 months and no pro-rata annual target incentive compensation opportunity will be paid to Executive Officers other than Mr. Smisek. Upon Mr. Smisek’s or Ms. Foxhall’s termination of employment for any reason other than by UAL for “cause,” Mr. Smisek or Ms. Foxhall and his or her eligible dependents, as applicable, will receive continued coverage pursuant to UAL’s or an affiliate’s welfare benefit plans until he or she becomes eligible for Medicare coverage (or, in the case of Ms. Foxhall until her spouse becomes eligible for Medicare coverage, if later). If Mr. Kenny’s employment is terminated by UAL without “cause” or by Mr. Kenny for “good reason” (as defined in his employment agreement) within the two-year period following the completion of the Merger, he will receive a cash severance payment equal to 1.5 times the sum of his annual base salary and annual target incentive compensation opportunity as in effect upon his termination, a pro-rata cash payment equal to the portion of his annual target incentive compensation opportunity for the year of termination and continued coverage pursuant to the UAL or an affiliate’s welfare benefit plans for 18 months. If Mr. Kenny’s employment is terminated by UAL without “cause” after the second anniversary of the completion of the Merger, the cash severance payment will be equal to the sum of his annual base salary and target annual incentive compensation opportunity as in effect upon his termination, the continued coverage pursuant to UAL’s or an affiliate’s welfare benefit plans will be provided for 12 months and no pro-rata annual target incentive compensation opportunity will be paid. In the event the employment of Mr. McDonald is terminated by UAL without “cause” or by Mr. McDonald for “good reason” prior to the second anniversary of the Merger the long-term incentive awards held by Mr. McDonald as of the completion of the Merger shall become vested and exercisable. In the event the employment of any of Messrs. Rowe, Compton, or Bonds, Ms. Foxhall, or Mr. Kenny is terminated by UAL without “cause” or by the executive for “good reason” or by reason of death, disability or retirement (as defined in the long-term incentive programs) after the Merger, the long-term incentive awards held by the terminated executive as of the completion of the Merger shall become vested and exercisable or payable, as the case may be, provided that certain of such long-term incentive awards will be payable on a prorated basis under certain circumstances.

In addition, if Mr. Smisek’s employment terminates without cause, for good reason or due to death or disability at any time after the Merger, Mr. Smisek is entitled to benefits as follows. If the one-time merger integration incentive described above is outstanding, such award will continue to vest and become payable based on actual achievement of integration goals. If the initial long-term incentive award described above is outstanding, any portion of such award subject to time-based vesting will vest and be payable in full, and any portion subject to performance-based vesting will vest and become payable without pro-ration over time based on actual achievement of performance targets. With respect to outstanding long-term incentive awards granted to Mr. Smisek following the Merger, any portion of such awards subject to time-based vesting will vest and become immediately payable pro rata, and any performance-based portion of such awards will vest and become payable pro rata over time based on actual achievement of performance targets. Any outstanding long-term incentive awards Mr. Smisek held before the Merger will become fully vested and exercisable or payable, as the case may be, without pro-ration. Mr. Smisek will be entitled to a cash payment equal to a pro rata portion of his annual target incentive compensation opportunity for the year of termination.

In accordance with UAL’s decision to eliminate gross-up payments for the excise taxes that may be levied on “excess parachute payments” (within the meaning of Section 280G of the Code) made to Executive Officers and certain other individuals upon a change in control, neither the Executive Officers nor Mr. Kenny will be entitled to a gross-up payment for any such excise taxes, other than, solely in the case of Messrs. Smisek, Rowe, Compton and Bonds and Ms. Foxhall, in order to satisfy their rights to such gross-up payments in connection with the Merger pursuant to their prior employment agreements with Continental. The employment agreements with Messrs. McDonald and Kenny do not provide for an excise tax gross-up under any circumstance. Except as previously noted, the employment agreements provide that in the event an Executive Officer or Mr. Kenny receives any excess parachute payments, he or she will have to either pay the excise tax without any assistance from UAL or its affiliates or have the payments reduced, if it would be more favorable to the executive on an after-tax basis.

Upon termination of employment other than by UAL for “cause,” the Executive Officers will continue to receive travel privileges under the UAL Officer Travel Policy, or in the case of Mr. Smisek, under his employment agreement. If Mr. Kenny’s employment is terminated without “cause” or for “good reason,” or if his employment terminates for any reason other than by UAL for “cause” after three years from the completion of the Merger, then Mr. Kenny will continue to receive travel privileges under the UAL Officer Travel Policy. The travel privileges allow the executives and their family members and significant others travel on UAL flights and certain airline partners (subject to an annual cap). The executives, their spouses, and children also would retain access to certain facilities and status on UAL flights. Consistent with the retired officer flight policies of United and Continental as in effect prior to the Merger, the Executive Officers will continue to receive a tax reimbursement (subject to an annual cap) on these privileges after termination of employment; however, individuals who did not have a right to such tax reimbursements prior to the closing of the Merger, including Mr. Kenny, will not be entitled to any such tax reimbursement.

Messrs. Rowe, Compton, and Bonds and Ms. Foxhall have agreed to freeze the supplemental executive retirement plan (“SERP”) benefits contained in his or her prior employment agreement with Continental. Each such Executive Officer has entered into a SERP agreement with UAL and Continental that sets forth the terms of the frozen benefits. Mr. Smisek’s new employment agreement also freezes SERP benefits included in his prior employment agreement. Payouts of the SERP benefits are based upon the product of (i) 2.5% times (ii) final average compensation times (iii) credited years of service with Continental, UAL or its affiliates. For purposes of such calculation, final average compensation means the greater of a specified minimum amount or the average of the executive’s highest five years of compensation during their last ten calendar years with Continental, UAL or its affiliates. For purposes of such calculation, compensation includes salary and annual incentive opportunity but excludes certain bonuses, termination payments, and other incentive award payments. The final average compensation for each of Messrs. Smisek, Rowe, Compton and Bonds and Ms. Foxhall will be calculated based upon their compensation from Continental, UAL or its affiliates as of the earlier of their termination of employment or December 31, 2010. Messrs. Smisek, Rowe, Compton, and Bonds and Ms. Foxhall will no longer receive additional service credit for purposes of the SERP benefit upon the earlier of termination of employment and December 31, 2010.

Each of the employment agreements provide that all termination payments and obligations of UAL or its affiliates are subject to receipt of a signed and irrevocable release agreement relating to certain legal claims and liabilities against UAL or its affiliates, other than certain claims arising following termination, related to post-termination obligations under the employment agreement or obligations under certain benefit programs.

Each executive will be subject to post-termination restrictive covenants during a limited time period relating to solicitation or hiring of any employee of UAL or its affiliates and certain non-competition obligations. In addition, each executive will be bound by an obligation of confidentiality and non-disparagement for an indefinite duration with respect to UAL and its affiliates.

Letter Agreement with Mr. Tilton

As described above, upon the completion of the Merger, Mr. Tilton, UAL’s Chairman, President and Chief Executive Officer, retired and became non-executive Chairman of the UAL Board (“Chairman of UAL”), a position that he is expected to hold until December 31, 2012. In anticipation of becoming Chairman of UAL, on October 1, 2010, Mr. Tilton entered into a letter agreement with UAL (the “Letter Agreement”), effective upon completion of the Merger, setting forth the terms of his compensation as Chairman of UAL and for a period thereafter.

Pursuant to the Letter Agreement, in consideration for serving on the UAL Board, Mr. Tilton will be entitled to the same compensation and travel privileges as those provided to other non-employee directors of UAL. In addition, Mr. Tilton will receive certain enhanced payments and benefits in recognition of the unique contributions he is expected to make and the heightened responsibilities he is expected to have in the role of Chairman of UAL in light of his prior roles leading UAL. Such payments and benefits consist of a $600,000 annual cash retainer and an annual equity grant of $150,000 in restricted stock units, which will vest upon the earliest of (a) the first anniversary of the grant date, (b) December 31, 2012, (c) a termination of Mr. Tilton’s service as Chairman of UAL due to his death, “disability” or removal without “cause” (each as defined in the employment agreement by and among Mr. Tilton, UAL and United Airlines, Inc., dated as of September 5, 2002, as amended) and (d) retirement with the consent of the UAL Board. In addition, Mr. Tilton will be entitled to office space and administrative support during his service as Chairman of UAL and for a period of ten years thereafter.

Termination of the Executive Severance Plan

On September 30, 2010, UAL terminated the Executive Severance Plan, dated as of April 1, 2007, and amended as of January 1, 2008, with effect upon completion of the Merger, provided that, in accordance with the terms of the Executive Severance Plan, in the case of any individual who was covered by the terms of the plan as of September 30, 2010, such termination will be effective as of September 30, 2011.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the provisions of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation of UAL was amended and restated to read in the form filed as Exhibit 3.1 hereto (the “Amended UAL Certificate”). The Amended UAL Certificate was approved by the stockholders of UAL on September 17, 2010.

Also in accordance with the provisions of the Merger Agreement, at the effective time of the Merger, the bylaws of UAL were amended and restated to read in the form filed as Exhibit 3.2 hereto (the “Amended UAL Bylaws”). The Amended UAL Bylaws include the following provisions, which are either materially amended when compared to, or in addition to, the provisions contained in the previous bylaws:

•

certain provisions related to the nomination of directors and the introduction of stockholder business, which were amended to modify the procedural and substantive notice requirements a stockholder must satisfy in order to properly nominate a director to the UAL Board or propose other business to be considered by stockholders at an annual or special meeting;

•

certain provisions related to the selection of officers, which were amended to provide that (i) Mr. Smisek will initially serve as chief executive officer of UAL and (ii) unless he is earlier removed, resigns or dies, Mr. Tilton will serve as Chairman of the UAL Board until December 31, 2012, at which point Mr. Smisek will succeed him as Chairman of the UAL Board;

•	a provision providing that the headquarters of UAL will remain in Chicago, Illinois and that UAL will maintain a significant presence in Houston, Texas;

•	a provision permitting, at the discretion of the UAL Board, the participation by stockholders in annual and special meetings by means of remote communication; and

•

certain provisions governing the amendment of the Amended UAL Bylaws, which were amended to provide (i) that, generally, the Amended UAL Bylaws may be amended by the affirmative vote of at least a majority of the directors voting at a meeting of the UAL Board where a quorum is present and (ii) that, notwithstanding clause (i), the UAL Board may not, without the approval of a majority of the Nominating/Governance Committee of the UAL Board and a majority of the UAL Board, amend, alter or repeal the sections of the Amended UAL Bylaws relating to Mr. Tilton’s service as Chairman of UAL and Mr. Smisek’s service as Chief Executive Officer and succession of Mr. Tilton as Chairman of UAL.

The description of the Amended UAL Certificate and the Amended UAL Bylaws contained in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the Amended UAL Certificate and the Amended UAL Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 1, 2010, UAL issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated balance sheets of Continental as of December 31, 2009 and December 31, 2008 and the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of common stockholders’ equity (deficit) of Continental for each of the three years in the period ended December 31, 2009, and the notes related thereto, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The Report of Independent Registered Public Accounting Firm, issued by Ernst & Young LLP, dated February 17, 2010, relating to Continental’s financial statements described above, is attached hereto as Exhibit 99.3 and incorporated herein by reference.

The unaudited condensed consolidated balance sheets of Continental as of June 30, 2010 and the condensed consolidated statements of operations and condensed consolidated statements of cash flows of Continental for the three and six-month periods ended June 30, 2010, and the notes related thereto, are attached hereto as Exhibit 99.4 and incorporated herein by reference.

(b) Financial Statements of Businesses Acquired.

The unaudited pro forma condensed combined balance sheet of UAL as of June 30, 2010 and the unaudited pro forma condensed combined statements of operations of UAL for the six months ended June 30, 2010 and the year ended December 31, 2009, and the notes related thereto, are attached hereto as Exhibit 99.5 and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger among UAL Corporation, Continental Airlines, Inc. and JT Merger Sub Inc., dated as of May 2, 2010 (incorporated by reference to Exhibit 2.1 to UAL Corporation’s Current Report on Form 8-K filed on May 4, 2010).

3.1	Amended and Restated Certificate of Incorporation of United Continental Holdings, Inc.

3.2	Amended and Restated Bylaws of United Continental Holdings, Inc.

4.1	First Supplemental Indenture dated as of October 1, 2010, by and among Continental Airlines, Inc., United Continental Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, with respect to the Indenture, dated as of June 10, 2003, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee.

4.2	First Supplemental Indenture dated as of October 1, 2010, by and among Continental Airlines, Inc., United Continental Holdings, Inc. and Wilmington Trust Company, as trustee, with respect to the Indenture, dated as of November 10, 2000, between the Company and Wilmington Trust Company, as trustee.

4.3	Fourth Supplemental Indenture, dated as of October 1, 2010, by and among Continental Airlines, Inc., United Continental Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, with respect to the Indenture, dated as of July 15, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Continental Airlines, Inc.

99.1	Press release of United Continental Holdings, Inc., dated October 1, 2010.

99.2	Audited consolidated balance sheets of Continental Airlines, Inc. as of December 31, 2009 and December 31, 2008 and consolidated statements of operations, consolidated statements of cash flows and consolidated statements of common stockholders’ equity (deficit) of Continental Airlines, Inc. for each of the three years in the period ended December 31, 2009, and the notes related thereto.

99.3	Report of Independent Registered Public Accounting Firm, issued by Ernst & Young LLP dated February 17, 2010, relating to the Continental Airlines, Inc. financial statements.

99.4	Unaudited condensed consolidated balance sheets of Continental Airlines, Inc. as of June 30, 2010 and condensed consolidated statements of operations and condensed consolidated statements of cash flows of Continental Airlines, Inc. for the period ended June 30, 2010, and the notes related thereto.

99.5	Unaudited pro forma condensed combined balance sheet of United Continental Holdings, Inc. as of June 30, 2010 and the unaudited pro forma condensed combined statements of operations of United Continental Holdings, Inc. for the six months ended June 30, 2010 and the year ended December 31, 2009, and the notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Thomas J. Sabatino, Jr.
Name:	Thomas J. Sabatino, Jr.
Title:	Executive Vice President, General Counsel and Secretary

Date: October 1, 2010

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger among UAL Corporation, Continental Airlines, Inc. and JT Merger Sub Inc., dated as of May 2, 2010 (incorporated by reference to Exhibit 2.1 to UAL Corporation’s Current Report on Form 8-K filed on May 4, 2010).

3.1	Amended and Restated Certificate of Incorporation of United Continental Holdings, Inc.

3.2	Amended and Restated Bylaws of United Continental Holdings, Inc.

4.1	First Supplemental Indenture dated as of October 1, 2010, by and among Continental Airlines, Inc., United Continental Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, with respect to the Indenture, dated as of June 10, 2003, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee.

4.2	First Supplemental Indenture dated as of October 1, 2010, by and among Continental Airlines, Inc., United Continental Holdings, Inc. and Wilmington Trust Company, as trustee, with respect to the Indenture, dated as of November 10, 2000, between the Company and Wilmington Trust Company, as trustee.

4.3	Fourth Supplemental Indenture, dated as of October 1, 2010, by and among Continental Airlines, Inc., United Continental Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, with respect to the Indenture, dated as of July 15, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Continental Airlines, Inc.

99.1	Press release of United Continental Holdings, Inc., dated October 1, 2010.

99.2	Audited consolidated balance sheets of Continental Airlines, Inc. as of December 31, 2009 and December 31, 2008 and consolidated statements of operations, consolidated statements of cash flows and consolidated statements of common stockholders’ equity (deficit) of Continental Airlines, Inc. for each of the three years in the period ended December 31, 2009, and the notes related thereto.

99.3	Report of Independent Registered Public Accounting Firm, issued by Ernst & Young LLP dated February 17, 2010, relating to the Continental Airlines, Inc. financial statements.

99.4	Unaudited condensed consolidated balance sheets of Continental Airlines, Inc. as of June 30, 2010 and condensed consolidated statements of operations and condensed consolidated statements of cash flows of Continental Airlines, Inc. for the period ended June 30, 2010, and the notes related thereto.

99.5	Unaudited pro forma condensed combined balance sheet of United Continental Holdings, Inc. as of June 30, 2010 and the unaudited pro forma condensed combined statements of operations of United Continental Holdings, Inc. for the six months ended June 30, 2010 and the year ended December 31, 2009, and the notes related thereto.